EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2005, relating to the 2004 financial statements of CTI Group (Holdings) Inc., which appears in CTI Group (Holdings) Inc.’s Annual Report on Form 10-KSB for the year ended December 31, 2005.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Indianapolis, Indiana
July 21, 2006

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